UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

ENTROPIC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 768-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 4, 2012, in a conference call, Entropic Communications, Inc. (the “Company”) announced updated financial guidance for the Company’s fourth quarter ended December 31, 2011.

The Company announced that its revenues for the fourth quarter ended December 31, 2011 are now expected to be approximately $56 million, compared to its prior guidance of $54 million to $55 million. Additionally, the Company announced that for the fourth quarter ended December 31, 2011, the Company expects to achieve non-GAAP net income per share of $0.11, above the mid-point of its prior guidance of $0.10. Non-GAAP net income per share can be reconciled to GAAP net income per share by excluding the effects of all forms of stock-based compensation, the loss related to equity method investment, the cash tax difference and their related effects on the number of diluted shares used in calculating non-GAAP net income per share, as well as the Company’s transaction expenses incurred in connection with its potential acquisition of assets from Trident Microsystems, Inc. and certain of its subsidiaries used in or related to its set-top box system on a chip business, among other items. While the total amount of such transaction expenses has not yet been determined, due to the impact of such transaction expenses, the Company expects GAAP net income per share to be generally in line with its prior guidance of $0.03.

Management uses non-GAAP financial measures to manage the Company’s business, including setting operating budgets and executive compensation plans. Non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company’s board of directors, (ii) evaluate the Company’s operating performance, (iii) compare the Company’s performance to internal forecasts, and (iv) manage the Company’s business and benchmarking performance internally. Non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company’s operating performance. Management believes that non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The non-GAAP financial measure disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliation should be carefully evaluated. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The information in this Item 2.02 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof, and regardless of any general incorporation language in any such filing.

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Forward-Looking Statements

Statements in this Current Report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include information regarding our expectations for future revenue and net income per share. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with estimating expenses and net income prior to closing our books and verifying such information; uncertainties associated with estimating transaction expenses incurred in connection with our proposed acquisition of certain assets of Trident Microsystems, Inc.; our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for high-definition and standard-definition video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date of this Current Report and does not undertake any obligation to update any forward-looking statements contained in this Current Report as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: January 4, 2012	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Vice President and General Counsel

4.